SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2014

TimkenSteel Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-36313	46-4024951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Ave., S.W., Canton, Ohio 44706-2798

(Address of Principal Executive Offices) (Zip Code)

(330) 438-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On June 19, 2014, TimkenSteel Corporation (the “Company”) issued a press release announcing it would be making an investor presentation, which press release provided, among other things, that the Company projected its revenue to increase 20-25% for full year 2014 compared to full year 2013. The Company expects that approximately two-thirds of this projected revenue growth will be due to increased volume and approximately one-third of this projected revenue growth will be due to the impact of surcharges.

This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

This Current Report on Form 8-K includes “forward-looking” statements within the meaning of the federal securities laws. You can generally identify the Company’s forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “outlook,” “intend,” “may,” “possible,” “potential,” “predict,” “project,” “seek,” “target,” “could,” “may,” “should” or “would” or other similar words, phrases or expressions that convey the uncertainty of future events or outcomes. The Company cautions readers that actual results may differ materially from those expressed or implied in forward-looking statements made by or on behalf of the Company due to a variety of factors, such as: the Company’s ability to realize the expected benefits of the proposed spinoff from The Timken Company; deterioration in world economic conditions, or in economic conditions in any of the geographic regions in which the Company conducts business, including additional adverse effects from global economic slowdown, terrorism or hostilities, including political risks associated with the potential instability of governments and legal systems in countries in which the Company or its customers conduct business, and changes in currency valuations; the effects of fluctuations in customer demand on sales, product mix and prices in the industries in which the Company operates, including the ability of the Company to respond to rapid changes in customer demand, the effects of customer bankruptcies or liquidations, the impact of changes in industrial business cycles, and whether conditions of fair trade continue in U.S. markets; competitive factors, including changes in market penetration, increasing price competition by existing or new foreign and domestic competitors, the introduction of new products by existing and new competitors, and new technology that may impact the way the Company’s products are sold or distributed; changes in operating costs, including the effect of changes in the Company’s manufacturing processes, changes in costs associated with varying levels of operations and manufacturing capacity, availability of raw materials and energy, the Company’s ability to mitigate the impact of fluctuations in raw materials and energy costs and the effectiveness of its surcharge mechanism, changes in the expected costs associated with product warranty claims, changes resulting from inventory management, cost reduction initiatives and different levels of customer demands, the effects of unplanned work stoppages, and changes in the cost of labor and benefits; the success of the Company’s operating plans, announced programs, initiatives and capital investments, the ability to integrate acquired companies, the ability of acquired companies to achieve satisfactory operating results, including results being accretive to earnings, and the Company’s ability to maintain appropriate relations with unions that represent its associates in certain locations in order to avoid disruptions of business; and changes in worldwide financial markets, including availability of financing and interest rates, which affect the Company’s cost of funds and/or ability to raise capital, the Company’s pension obligations and investment performance, and/or customer demand and the ability of customers to obtain financing to purchase the Company’s products or equipment that contain its products.

Additional risks relating to the Company’s business, the industries in which the Company operates or the Company’s common shares may be described from time to time in the Company’s filings with the SEC. All of these risk factors are difficult to predict, are subject to material uncertainties that may affect actual results and may be beyond the Company’s control.

Readers are cautioned that it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results and that the above list should not be considered to be a complete list. Except as required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMKENSTEEL CORPORATION

By:	/s/ Frank A. DiPiero
Frank A. DiPiero
Executive Vice President, General Counsel and Secretary

Date: June 24, 2014

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